Exhibit 99.1

Contact:

Brian Beades

212-754-5596

invrel@blackrock.com

BlackRock, Inc. Increases Fourth Quarter and Full Year 2004 Earnings Outlook;

Sets Fourth Quarter Earnings Release Date

New York, January 5, 2005 - BlackRock, Inc. (NYSE: BLK) today announced it expects fourth quarter and full year earnings per diluted share to be higher than previously indicated due to an income tax benefit of $9.5 million, or $0.14 per diluted share, and higher than expected operating revenue and investment income, partially offset by increased compensation costs and professional fees associated with Sarbanes-Oxley Act compliance activities. Fourth quarter earnings will also include approximately $0.04 per diluted share in charges reflecting the after-tax impact of $3.2 million in underwriter structuring fees for a new closed-end fund (The BlackRock Global Energy & Resources Trust) and $1.0 million of professional fees associated with the acquisition of SSRM Holdings Inc., the holding company of State Street Research & Management Company and SSR Realty Advisors Inc.

For the fourth quarter ending December 31, 2004, the Company anticipates GAAP earnings to be in the range of $0.74 to $0.76 per diluted share versus previous guidance of $0.56 to $0.60 per diluted share. Fourth quarter earnings will include approximately $13.3 million ($0.13 per diluted share after-tax) of expense associated with BlackRock’s 2002 Long Term Incentive and Retention Plan (LTIP). BlackRock also expects full year GAAP earnings for 2004 to be in the range of $2.16 to $2.18 per diluted share versus previous guidance of $1.98 to $2.02. Recognition of the tax benefit resulted from the release of reserves allocated to the Company’s New York City tax liability due to the receipt of a favorable preliminary audit finding for the 1998-2000 tax years.

Full year and fourth quarter 2004 earnings per diluted share, as adjusted, are expected to be in the range of $2.69 to $2.71 and $0.71 to $0.73, respectively. Diluted earnings per share, as adjusted, excludes the impact of the New York State and City tax benefits, the sale of Trepp LLC during the second quarter of 2004, and the State Street acquisition costs, and adds back the impact of The PNC Financial Services Group’s obligation to fund a portion of LTIP awards. Full year and fourth quarter diluted earnings per share, as adjusted, includes the impact of a $0.03 after-tax charge in the fourth quarter associated with the issuance of the BlackRock Global Energy & Resources Trust as the Company expects to issue new closed-end funds and incur similar charges in the future.

The following table reconciles adjusted and GAAP diluted earnings per share guidance for the fourth quarter and full year 2004:

	Outlook
	Fourth Quarter 2004	Full Year 2004
Diluted earnings per share, GAAP basis	$0.74 to $0.76	$2.16 to $2.18
Per diluted share adjustments:
PNC LTIP funding obligation	$0.10	$0.81
New York State and City tax benefits	$(0.14)	$(0.27)
Trepp sale	—	$(0.02)
State Street acquisition costs	$0.01	$0.01

Diluted earnings per share, as adjusted	$0.71 to $0.73	$2.69 to $2.71

BlackRock, Inc.

Press Release

Management believes that earnings per diluted share, as adjusted, is an effective indicator of the Company’s profitability and financial performance over time. The LTIP expense associated with awards to be met by PNC’s funding requirement has been excluded from adjusted earnings per diluted share because, exclusive of the impact related to LTIP participants’ put options, these non-cash charges will not impact BlackRock’s book value. The remaining items, which have been deemed non-recurring by management, have been excluded from earnings per diluted share, as adjusted, to help ensure the comparability of this information to prior reporting periods.

Fourth Quarter Earnings Release and Teleconference Information. The Company will report fourth quarter and full year 2004 results and earnings guidance for 2005 prior to market open on Wednesday, January 19, 2005. A teleconference call for investors and analysts will be held at 9:00 a.m. (eastern time). Chairman and Chief Executive Officer, Laurence D. Fink, and Chief Financial Officer, Paul L. Audet, will host the call. BlackRock’s fourth quarter earnings release will be available on the “News” section of BlackRock’s website, www.blackrock.com, prior to the beginning of the teleconference call.

If you are interested in participating in the teleconference, please dial (800) 374-0176 (domestic) or (706) 679-4634 (international) at 9:00 a.m. (eastern time) and reference the BlackRock Conference Call. The teleconference will commence promptly at 9:00 a.m. Please note that the teleconference will be available for replay beginning at 12:00 p.m. on Wednesday, January 19, 2005 and ending at midnight on Wednesday, January 26, 2005. To access the replay, please dial (800) 642-1687 (domestic) or (706) 645-9291 (international) and enter the Conference ID Number 3199192.

BlackRock’s fourth quarter 2004 teleconference call may also include a discussion of non-GAAP financial measure items, which, to the extent not so qualified therein, will be qualified by GAAP reconciliation information included in the earnings release or otherwise available on the “Investor Relations” section of BlackRock’s website.

About BlackRock. BlackRock is one of the largest publicly traded investment management firms in the United States with approximately $323.5 billion of assets under management at September 30, 2004. BlackRock manages assets on behalf of institutional and individual investors worldwide through a variety of equity, fixed income, liquidity and alternative investment products. In addition, BlackRock provides risk management, investment system outsourcing and financial advisory services to a growing number of institutional investors. Clients are served from the Company’s headquarters in New York City, as well as offices in Boston, Edinburgh, Hong Kong, San Francisco, Singapore, Sydney, Tokyo and Wilmington. BlackRock is majority owned by The PNC Financial Services Group, Inc. (NYSE: PNC) and by BlackRock employees. For additional information, please visit the Company’s website at www.blackrock.com.

Forward-Looking Statements. This press release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “potential,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update

BlackRock, Inc.

Press Release

forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in BlackRock’s Securities and Exchange Commission (the “SEC”) reports and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock’s advised or sponsored investment products and separately managed accounts; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions and divestitures; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock or PNC; (11) terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries, and BlackRock; (12) the ability to attract and retain highly talented professionals; (13) fluctuations in foreign currency exchange rates, which may adversely affect the value of advisory fees earned by BlackRock; (14) the impact of changes to tax legislation and, generally, the tax position of the Company; (15) changes in circumstances affecting the expense recognition of BlackRock’s 2002 Long Term Retention and Incentive Plan; and (16) the closing of the Company’s acquisition of SSRM Holdings, Inc.

BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2003 and BlackRock’s subsequent reports filed with the SEC, accessible on the SEC’s website at http://www.sec.gov and on BlackRock’s website at http://www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

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